                                                Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2022

Third Quarter Revenue was $885.4 Million; Operating Income was $9.3 Million; Net Loss Attributable to Lionsgate Shareholders was $45.6 Million or $0.20 Diluted Net Loss per Share

Adjusted OIBDA was $91.6 Million

Global Streaming Subscribers Grew 44% Year over Year to 19.7 Million

Film & Television Library Revenue was $771 Million for Trailing 12 Months

SANTA MONICA, CA, and VANCOUVER, BC, February 3, 2022 – Lionsgate (NYSE: LGF.A, LGF.B) today reported third quarter (quarter ended December 31, 2021) revenue of $885.4 million, operating income of $9.3 million and net loss attributable to Lionsgate shareholders of $45.6 million or 0.20 diluted net loss per share on 225.0 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $4.8 million or adjusted diluted EPS of $0.02 on 229.5 million diluted weighted average common shares outstanding, with adjusted OIBDA of $91.6 million.

“Our Television Group achieved a banner performance in the quarter in new series pickups and current series renewals, our library continued to generate strong high-margin revenue and our Motion Picture Group assembled a great pipeline of branded intellectual properties,” said Lionsgate CEO Jon Feltheimer. “Though COVID-related production delays resulted in diminished subscriber growth relative to our expectations in the first half of the year, putting pressure on revenues and segment profit in the current quarter, Starz’s programming is back on track and expected to translate into continued subscriber growth going forward.”

Revenue from Lionsgate’s 17,000-title film and television library was $771 million for the trailing 12 months.

Third Quarter Results

Segment Results

Media Networks segment revenue of $388.9 million was down 4.3% compared to the prior year quarter. Excluding the revenue from our former Pantaya streaming service in the prior year quarter, Media Networks segment revenue was down 1.0% due to reductions in domestic linear revenue partially offset by growth in domestic streaming revenue and STARZPLAY International revenue. Segment profit decreased to $28.5 million driven by higher programming and marketing expense. Total Media Networks global subscribers increased to 31.4 million including STARZPLAY Arabia, a non-consolidated equity method investee, driven by robust international and domestic streaming subscriber growth. Global streaming subscribers increased 44% year-over-year to 19.7 million. STARZPLAY International subscribers grew 98% year-over-year to 8.5 million.

Motion Picture segment revenue was up 10.0% to $275.3 million while segment profit increased 35.0% to $67.5 million compared to $50.0 million in the prior year quarter. Revenue and segment profit growth was driven by the continued strength of our library as well as strong results from our alternative multiplatform releases.

Television Production segment revenue of $438.6 million was up 92.2% compared to the prior year quarter reflecting continued strength in delivery of episodes to Starz and other platforms. Segment profit declined 34.6% to $19.3 million reflecting typically lower initial margins on newer shows and the comparison with the prior year’s licensing revenue from Mad Men.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2022 third quarter results at 5:00 PM ET/2:00 PM PT this afternoon, February 3. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website or via https://services.choruscall.com/links/lgf2202037DKHuL2X.html. A full replay will become available this evening by clicking the same link.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a 17,000-title library and a valuable collection of iconic film and television franchises. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for audiences worldwide.

###

For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including: the potential effects of the COVID-19 global pandemic on the Company, economic and business conditions; the substantial investment of capital and increased costs required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q filed with the Securities and Exchange

Commission on February 3, 2022. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/quarterly-results/2022.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2021	March 31, 2021
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$314.4	$528.7
Accounts receivable, net	415.2	383.7
Other current assets	189.3	274.3
Total current assets	918.9	1,186.7
Investment in films and television programs and program rights, net	2,985.4	2,222.7
Property and equipment, net	80.6	91.1
Investments	61.1	31.9
Intangible assets	1,473.7	1,575.1
Goodwill	2,764.5	2,764.5
Other assets	505.8	434.2
Total assets	$8,790.0	$8,306.2
LIABILITIES
Accounts payable and accrued liabilities	$541.9	$545.4
Participations and residuals	461.9	508.8
Film related and other obligations	671.4	385.0
Debt - short term portion	45.6	88.0
Deferred revenue	254.5	165.7
Total current liabilities	1,975.3	1,692.9
Debt	2,385.0	2,542.9
Participations and residuals	285.4	304.6
Film related and other obligations	710.2	318.5
Other liabilities	356.7	337.1
Deferred revenue	44.0	56.2
Deferred tax liabilities	43.0	40.3
Redeemable noncontrolling interest	255.0	219.1
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.1 shares issued (March 31, 2021 - 83.0 shares issued)	667.1	663.2
Class B non-voting common shares, no par value, 500.0 shares authorized, 141.8 shares issued (March 31, 2021 - 138.2 shares issued)	2,335.0	2,296.0
Accumulated deficit	(200.2)	(82.9)
Accumulated other comprehensive loss	(68.3)	(83.3)
Total Lions Gate Entertainment Corp. shareholders' equity	2,733.6	2,793.0
Noncontrolling interests	1.8	1.6
Total equity	2,735.4	2,794.6
Total liabilities and equity	$8,790.0	$8,306.2

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$885.4	$836.4	$2,674.4	$2,395.0
Expenses
Direct operating	517.9	459.3	1,487.2	1,249.0
Distribution and marketing	198.9	176.2	633.4	484.6
General and administration	112.5	115.6	353.1	343.3
Depreciation and amortization	46.3	45.8	134.1	142.9
Restructuring and other	0.5	2.4	7.2	18.9
Total expenses	876.1	799.3	2,615.0	2,238.7
Operating income	9.3	37.1	59.4	156.3
Interest expense	(44.4)	(45.0)	(130.0)	(135.2)
Interest and other income	1.4	0.5	29.4	2.2
Other expense	(1.9)	(2.1)	(6.2)	(4.5)
Loss on extinguishment of debt	(1.1)	—	(28.2)	—
Gain (loss) on investments	(0.2)	—	1.2	0.3
Equity interests loss	(2.5)	(0.7)	(1.4)	(5.1)
Income (loss) before income taxes	(39.4)	(10.2)	(75.8)	14.0
Income tax provision	(9.5)	(7.0)	(21.6)	(6.7)
Net income (loss)	(48.9)	(17.2)	(97.4)	7.3
Less: Net loss attributable to noncontrolling interests	3.3	3.3	13.9	11.5
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(45.6)	$(13.9)	$(83.5)	$18.8

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.20)	$(0.06)	$(0.37)	$0.09
Diluted net income (loss) per common share	$(0.20)	$(0.06)	$(0.37)	$0.09

Weighted average number of common shares outstanding:
Basic	225.0	220.8	223.7	220.3
Diluted	225.0	220.8	223.7	221.4

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(48.9)	$(17.2)	$(97.4)	$7.3
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	46.3	45.8	134.1	142.9
Amortization of films and television programs and program rights	388.6	322.2	1,118.7	853.6
Amortization of debt financing costs and other non-cash interest	12.9	12.1	37.1	30.6
Non-cash share-based compensation	22.6	20.0	77.5	60.1
Other amortization	21.0	19.5	71.5	51.7
Loss on extinguishment of debt	1.1	—	28.2	—
Equity interests loss	2.5	0.7	1.4	5.1
Loss (gain) on investments	0.2	—	(1.2)	(0.3)
Deferred income taxes	0.9	—	2.6	—
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	(19.0)	(16.9)	(153.2)	133.6
Investment in films and television programs and program rights, net	(585.7)	(517.6)	(1,735.4)	(984.7)
Accounts payable and accrued liabilities	27.8	87.2	(17.4)	(7.7)
Participations and residuals	(61.3)	26.7	(56.3)	(58.3)
Program rights and other film obligations	61.0	(45.9)	25.0	(92.6)
Deferred revenue	(27.3)	19.2	75.0	18.0
Net Cash Flows Provided By (Used In) Operating Activities	(157.3)	(44.2)	(489.8)	159.3
Investing Activities:
Proceeds from the sale of Pantaya	—	—	123.6	—
Proceeds from the sale of other investments	—	—	—	5.1
Investment in equity method investees and other	(1.4)	—	(10.8)	(0.2)
Acquisition of assets (film library and related assets)	—	—	(161.4)	—
Increase in loans receivable	(4.3)	—	(4.3)	—
Capital expenditures	(7.6)	(8.6)	(22.2)	(25.8)
Net Cash Flows Used In Investing Activities	(13.3)	(8.6)	(75.1)	(20.9)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	191.3	85.0	2,138.4	160.0
Debt - repurchases and repayments	(199.8)	(101.8)	(2,375.4)	(210.9)
Production and related loans - borrowings, net of debt issuance costs	180.3	171.4	742.4	219.2
Production and related loans - repayments	(38.4)	(7.9)	(225.0)	(51.9)
IP Credit Facility and other financing advances, net of debt issuance costs	(2.0)	—	211.6	—
IP Credit Facility and other financing repayments	(80.3)	—	(80.3)	—
Interest rate swap settlement payments	(7.2)	(6.9)	(21.5)	(15.4)
Repurchase of common shares	—	—	—	(2.2)
Distributions to noncontrolling interest	(1.1)	(0.8)	(1.2)	(2.8)
Exercise of stock options	0.6	—	3.4	—
Tax withholding required on equity awards	(1.6)	(1.6)	(34.7)	(7.0)
Net Cash Flows Provided By Financing Activities	41.8	137.4	357.7	89.0
Net Change In Cash, Cash Equivalents and Restricted Cash	(128.8)	84.6	(207.2)	227.4
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.3	3.2	(2.2)	5.9
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	447.8	463.7	528.7	318.2
Cash, Cash Equivalents and Restricted Cash - End Of Period	$319.3	$551.5	$319.3	$551.5

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through OTT platforms and Distributors and on a direct-to-consumer basis through the Starz App and (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. Through March 31, 2021, Media Networks also included Other Streaming Services, which represented primarily our formerly majority owned premium Spanish language streaming services business, Pantaya. The Company sold its interest in Pantaya on March 31, 2021.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$275.3	$250.3	$897.3	$788.6
Television Production	438.6	228.2	1,160.8	621.0
Media Networks	388.9	406.2	1,155.9	1,161.7
Intersegment eliminations	(217.4)	(48.3)	(539.6)	(176.3)
	$885.4	$836.4	$2,674.4	$2,395.0
Gross contribution
Motion Picture	$90.2	$76.2	$283.3	$313.9
Television Production	28.6	39.0	79.6	105.8
Media Networks	49.5	104.5	187.1	311.6
Intersegment eliminations	(1.9)	(4.0)	3.7	(14.3)
	$166.4	$215.7	$553.7	$717.0
Segment general and administration
Motion Picture	$22.7	$26.2	$69.8	$79.8
Television Production	9.3	9.5	28.8	31.5
Media Networks	21.0	22.8	65.0	65.3
	$53.0	$58.5	$163.6	$176.6
Segment profit
Motion Picture	$67.5	$50.0	$213.5	$234.1
Television Production	19.3	29.5	50.8	74.3
Media Networks	28.5	81.7	122.1	246.3
Intersegment eliminations	(1.9)	(4.0)	3.7	(14.3)
Total segment profit	$113.4	$157.2	$390.1	$540.4
Corporate general and administrative expenses	(21.8)	(23.4)	(70.5)	(76.9)
Adjusted OIBDA(1)	$91.6	$133.8	$319.6	$463.5
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and associated programming and content strategy, certain charges related to the COVID-19 global pandemic and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three and nine months ended December 31, 2021 and 2020. The Media Networks segment results of operations for the three and nine months ended December 31, 2020 included our formerly majority owned premium Spanish language streaming services business, Pantaya (representing substantially all of Other Streaming Services). We sold our interest in Pantaya on March 31, 2021.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$362.5	$375.3	$1,079.2	$1,081.8
STARZPLAY International	26.4	17.7	76.7	41.9
Other Streaming Services	—	13.2	—	38.0
	$388.9	$406.2	$1,155.9	$1,161.7
Media Networks gross contribution:
Starz Networks	$85.2	$136.5	$289.1	$387.0
STARZPLAY International	(35.7)	(31.5)	(102.0)	(75.9)
Other Streaming Services	—	(0.5)	—	0.5
	$49.5	$104.5	$187.1	$311.6
Media Networks general and administration:
Starz Networks	$14.8	$15.7	$47.4	$47.5
STARZPLAY International	6.2	4.6	17.6	12.6
Other Streaming Services	—	2.5	—	5.2
	$21.0	$22.8	$65.0	$65.3
Media Networks segment profit (loss):
Starz Networks	$70.4	$120.8	$241.7	$339.5
STARZPLAY International	(41.9)	(36.1)	(119.6)	(88.5)
Other Streaming Services	—	(3.0)	—	(4.7)
	$28.5	$81.7	$122.1	$246.3

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric to evaluate a non-ad supported subscription video service as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The table below sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services.

	As of				As of
	6/30/20	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21
	(Amounts in millions)
Starz Domestic
Linear Subscribers	11.6	11.5	11.5	10.9	10.4	10.2	9.9
OTT Subscribers	7.4	9.2	9.5	10.0	9.7	10.4	11.0
Total	19.0	20.7	21.0	20.9	20.1	20.6	20.9
STARZPLAY International
Linear Subscribers	2.0	1.9	1.9	1.9	1.8	1.8	1.8
OTT Subscribers	1.4	1.9	2.4	4.9	5.2	5.7	6.7
Total	3.4	3.8	4.3	6.8	7.0	7.5	8.5
Total Starz
Linear Subscribers	13.6	13.4	13.4	12.8	12.2	12.0	11.7
OTT Subscribers	8.8	11.1	11.9	14.9	14.9	16.1	17.7
Total Starz	22.4	24.5	25.3	27.7	27.1	28.1	29.4
STARZPLAY Arabia(1)	1.8	1.8	1.8	1.8	1.8	1.9	2.0
Total Domestic and International Subscribers(2)	24.2	26.3	27.1	29.5	28.9	30.0	31.4

Subscribers by Platform:
Linear Subscribers	13.6	13.4	13.4	12.8	12.2	12.0	11.7
OTT Subscribers(2)(3)	10.6	12.9	13.7	16.7	16.7	18.0	19.7
Total Global Subscribers(2)	24.2	26.3	27.1	29.5	28.9	30.0	31.4
___________________
(1)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(2)Due to the March 31, 2021 sale of Pantaya, total domestic and international subscribers, OTT subscribers and total global subscribers amounts have been adjusted from amounts previously reported to exclude Pantaya for all periods presented in order to be consistent with the presentation at December 31, 2021. Subscribers of Pantaya through March 31, 2021 are presented below:

	As of
	6/30/20	9/30/20	12/31/20	3/31/21
	(Amounts in millions)
Pantaya (all OTT)	0.8	0.8	0.9	0.9
(3)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefit) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and associated changes in strategy, and unusual gains (such as the gain on sale of Pantaya on March 31, 2021), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefit include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy and broadcasting strategy in connection with management changes, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), less insurance recoveries on prior shareholder litigation.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded thru the receipt of the tax credit. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow. The adjustment for insurance recoveries on prior shareholder litigation is to exclude the non-recurring one-time receipt included in cash flows from operating activities that is associated with prior litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains (such as the gain on sale of Pantaya on March 31, 2021), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on noncontrolling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Operating income	$9.3	$37.1	$59.4	$156.3
Adjusted depreciation and amortization(1)	11.7	10.8	32.7	32.9
Restructuring and other(2)	0.5	2.4	7.2	18.9
COVID-19 related charges (benefit)(3)	(2.8)	14.0	(2.0)	52.7
Adjusted share-based compensation expense(4)	22.6	20.0	77.5	57.2
Purchase accounting and related adjustments(5)	50.3	49.5	144.8	145.5
Adjusted OIBDA	$91.6	$133.8	$319.6	$463.5
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Depreciation and amortization	$46.3	$45.8	$134.1	$142.9
Less: Amount included in purchase accounting and related adjustments	(34.6)	(35.0)	(101.4)	(110.0)
Adjusted depreciation and amortization	$11.7	$10.8	$32.7	$32.9

(2)Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$—	$0.9	$3.8	$11.6
Accelerated vesting on equity awards	—	—	—	2.8
Total severance costs	—	0.9	3.8	14.4
COVID-19 related charges included in restructuring and other(b)	0.2	0.8	0.9	1.6
Transaction and related costs(c)	0.3	0.7	2.5	2.9
	$0.5	$2.4	$7.2	$18.9
_______________________
(a)Severance costs were primarily related to restructuring activities in connection with cost-saving initiatives.
(b)During the three and nine months ended December 31, 2021, the Company has incurred certain incremental general and administrative costs associated with the COVID-19 global pandemic. In the three and nine months ended December 31, 2020, these costs were primarily related to transitioning the Company to a remote-work environment and other incremental general and administrative costs associated with the COVID-19 global pandemic.
(c)Transaction and related costs in the three and nine months ended December 31, 2021 and 2020 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(3)In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, including the worldwide closure of theaters, international travel restrictions and the pausing of motion picture and television productions, certain incremental direct operating and distribution and marketing costs were incurred and expensed, as presented in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
COVID-19 related charges (benefit) included in:
Direct operating expense(a)	$(2.8)	$8.6	$(2.3)	$36.6
Distribution and marketing expense(b)	—	5.4	0.3	16.1
	$(2.8)	$14.0	$(2.0)	$52.7
_______________________
(a)Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In the nine months ended December 31, 2020, these amounts also included film impairment due to changes in performance expectations. In the three and nine months ended December 31, 2021, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.
(b)Amounts reflected in distribution and marketing expense primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit.

We expect to incur additional incremental costs in future periods, especially if there is a continued spread of recent and new variants. However, if the adverse economic impact and disruptions associated with the COVID-19 global pandemic improve, we expect that the incremental costs we incur in fiscal 2022 will decrease as compared to fiscal 2021. The Company is in the process of seeking additional insurance recovery for some of these costs. The ultimate amount of insurance recovery cannot be estimated at this time.
(4)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Total share-based compensation expense	$22.6	$20.0	$77.5	$60.0
Less: Amount included in restructuring and other(a)	—	—	—	(2.8)
Adjusted share-based compensation	$22.6	$20.0	$77.5	$57.2
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(5)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$0.1	$0.5	$0.9
General and administrative expense	15.7	14.4	42.9	34.6
Depreciation and amortization	34.6	35.0	101.4	110.0
	$50.3	$49.5	$144.8	$145.5

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(45.6)	$(13.9)	$(83.5)	$18.8
Adjusted share-based compensation expense	22.6	20.0	77.5	57.2
Restructuring and other	0.5	2.4	7.2	18.9
COVID-19 related charges (benefit)	(2.8)	14.0	(2.0)	52.7
Purchase accounting and related adjustments(1)	50.3	49.4	144.7	145.1
Loss on extinguishment of debt	1.1	—	28.2	—
Insurance recoveries on prior shareholder litigation and net (gain) loss on investments and other	0.2	—	(26.7)	(0.3)
Tax impact of above items(2)	(14.1)	(18.2)	(45.9)	(59.4)
Deferred tax valuation allowance(3)	1.0	(0.9)	5.8	(9.8)
Noncontrolling interest impact of above items	(8.4)	(6.9)	(22.9)	(17.9)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$4.8	$45.9	$82.4	$205.3

Reported Basic EPS	$(0.20)	$(0.06)	$(0.37)	$0.09
Impact of adjustments on basic earnings per share	0.22	0.27	0.74	0.84
Adjusted Basic EPS	$0.02	$0.21	$0.37	$0.93

Reported Diluted EPS	$(0.20)	$(0.06)	$(0.37)	$0.09
Impact of adjustments on diluted earnings per share	0.22	0.27	0.73	0.84
Adjusted Diluted EPS	$0.02	$0.21	$0.36	$0.93

Adjusted weighted average number of common shares outstanding:
Basic	225.0	220.8	223.7	220.3
Diluted	229.5	222.8	229.1	221.4
_________________________
(1)Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.
(3)Represents an adjustment for the net (benefit) charge from a net (decrease) increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$(157.3)	$(44.2)	$(489.8)	$159.3
Capital expenditures	(7.6)	(8.6)	(22.2)	(25.8)
Net borrowings under and (repayment) of production and related loans:
Production loans	133.8	163.5	426.0	167.3
Production tax credit facility	8.1	—	91.4	—
Insurance recoveries on prior shareholder litigation	—	—	(24.9)	—
Adjusted Free Cash Flow	$(23.0)	$110.7	$(19.5)	$300.8

________________
(1)Cash flows provided by (used in) operating activities for the three and nine months ended December 31, 2021 includes a net use of cash of approximately ($79.6) million and ($125.8) million, respectively from the monetization of trade accounts receivable programs (three and nine months ended December 31, 2020 - net benefit of approximately $22.6 million and $23.5 million, respectively).